                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)
                                       OF

                              GRUMMAN CORPORATION
                                       BY
                             MMC Acquisition Corp.,
                           a wholly owned subsidiary

                                       of
                          MARTIN MARIETTA CORPORATION
                                       AT

                              $55.00 NET PER SHARE

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
       CITY TIME, ON MONDAY, APRIL 4, 1994 UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated March 8, 1994 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") and other materials relating to the offer by MMC Acquisition Corp., a New York corporation (the "Purchaser") and a wholly owned subsidiary of Martin Marietta Corporation, a Maryland corporation, to purchase all outstanding shares of common stock, par value $1.00 per share (including the associated Rights (as defined in the Offer to Purchase)) (collectively, the "Shares"), of Grumman Corporation, a New York corporation (the "Company"), at $55.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. This material is being sent to you as the beneficial owner of Shares held by us for your account but not registered in your name. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL ACCOMPANYING THIS LETTER IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

     1. The tender price is $55.00 per Share, net to the seller in cash.

     2. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Monday, April 4, 1994, unless the Offer is extended.

     3. The Board of Directors of the Company unanimously has determined that the Offer and the Merger (as defined in the Offer to Purchase) are fair to, and in the best interests of, the Company and its shareholders, has approved the Offer and the Merger and recommends that shareholders accept the Offer and tender their Shares pursuant to the Offer.

     4. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer) a number of Shares representing at least two-thirds of the total number of Shares outstanding on a fully diluted basis.

     5. Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     The Offer is being made to all holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Bear, Stearns & Co., Inc. or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

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

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form set forth below. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below.

                          INSTRUCTIONS WITH RESPECT TO
                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)

                                       OF

                              GRUMMAN CORPORATION
                                       BY

                             MMC ACQUISITION CORP.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 8, 1994, and the related Letter of Transmittal, in connection with the offer by MMC Acquisition Corp., a New York corporation and a wholly owned subsidiary of Martin Marietta Corporation, a Maryland corporation, to purchase for cash all outstanding shares of common stock, par value $1.00 per share (including the associated Rights (as defined in the Offer to Purchase))(collectively, the "Shares"), of Grumman Corporation, a New York corporation.

     This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated:           , 1994

                        NUMBER OF SHARES TO BE TENDERED:

                                  _______SHARES*

                       __________________________________
                       __________________________________
                                  SIGNATURE(S)

                       __________________________________
                              PLEASE PRINT NAME(S)

                       __________________________________
                       __________________________________
                            PLEASE PRINT ADDRESS(ES)

                       __________________________________
                       AREA CODE AND TELEPHONE NUMBER(S)

                       __________________________________
                          TAX IDENTIFICATION OR SOCIAL
                               SECURITY NUMBER(S)

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* I (we) understand that if I (we) sign this instruction form without indicating a lesser number of Shares in the space above, all Shares held by you for my
  (our) account will be tendered.